Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS;

NET INCOME IMPROVES TO 23 CENTS PER DILUTED SHARE

MONDOVI, Wis., July 20, 2010 (PRNewswire) — Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 15.2% increase in net income to $5.2 million, or 23 cents per diluted share, for the second quarter ended June 30, 2010, from $4.5 million, or 20 cents per diluted share, for the second quarter of 2009.  The second-quarter earnings also improved sequentially from 2010 first-quarter net income of $3.9 million, or 18 cents per diluted share.  For the six-month period of 2010, net income increased to $9.1 million, or 41 cents per diluted share, compared with $8.5 million, or 39 cents per diluted share, for the same six-month period of 2009.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $125.9 million in the second quarter of 2010 from $125.8 million in the 2009 quarter and increased to $251.7 million in the six-month period of 2010 from $247.8 million in the 2009 six-month period.  The increases were primarily due to increased fuel surcharge revenue, which reflects higher fuel prices, and increases in logistics revenue.  Operating revenue, net of fuel surcharges, decreased 5.6% to $106.9 million in the 2010 quarter from $113.2 million in the 2009 quarter and decreased 4.0% to $215.4 million in the 2010 six-month period from $224.4 million in the 2009 six-month period.  Operating revenue included fuel surcharges of $19.0 million for the second quarter of 2010, compared with $12.6 million in the 2009 quarter and $36.3 million for the 2010 six-month period, compared with $23.4 million for the 2009 six-month period.

The operating ratio (operating expenses as a percentage of operating revenue) improved to 92.7% for the second quarter of 2010 from 94.0% for the second quarter of 2009 and improved to 93.6% for the 2010 six-month period from 94.0% for the 2009 six-month period.  Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 91.4% for the second quarter of 2010 from 93.4% for the second quarter of 2009 and improved to 92.5% for the 2010 six-month period from 93.4% for the 2009 six-month period.

Chairman and Chief Executive Officer Randolph L. Marten said, “We are encouraged by our solid results.  We continue to benefit from the advances in our transformation into a multi-faceted business model, focusing on expansion of our regional operations throughout the country, the growth of our logistics business, and our fuel efficiency and cost control measures.

“These strategic initiatives have driven our positive results this year.  As evidence of the success of our regional operations, our average truckload revenue, net of fuel surcharges, per tractor per week increased by 4.7% in the second quarter over last year’s second quarter and by 5.5% over this year’s first quarter.  We have increased our regional operations to 40.4% of our truckload fleet as of June 30, 2010 from 20.4% as of a year earlier.  Our logistics revenue continues to be an important factor in our growth, providing an expanding percentage of our revenue.  In the second quarter of 2010, our logistics revenue, net of intermodal fuel surcharges, grew $1.1 million over the 2009 quarter and, for the 2010 six-month period, grew $6.0 million over the

2009 six-month period.  Additionally, we continue to decrease operating expenses in the face of increasing fuel prices through our aggressive cost controls.

“We are confident that our ongoing transformation into a multi-faceted business model will continue to work to our advantage regardless of the economic environment.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including that the Company’s transformation into a multi-faceted business model will continue to work to its advantage regardless of the economic environment. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(In thousands, except share information)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$3,563	$5,410
Marketable securities	138	118
Receivables:
Trade, net	49,644	45,434
Other	9,701	4,382
Prepaid expenses and other	10,878	12,328
Deferred income taxes	5,361	5,172
Total current assets	79,285	72,844
Property and equipment:
Revenue equipment, buildings and land, office equipment and other	494,412	491,127
Accumulated depreciation	(136,443)	(149,670)
Net property and equipment	357,969	341,457
Other assets	526	537
TOTAL ASSETS	$437,780	$414,838

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$693	$1,671
Accounts payable and accrued liabilities	36,066	31,896
Insurance and claims accruals	18,219	19,222
Current maturities of long-term debt	—	1,428
Total current liabilities	54,978	54,217
Long-term debt, less current maturities	13,521	71
Deferred income taxes	84,141	85,643
Total liabilities	152,640	139,931

Stockholders’ equity:
Marten Transport, Ltd. stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,934,232 shares at June 30, 2010, and 21,885,073 shares at December 31, 2009, issued and outstanding	219	219
Additional paid-in capital	77,444	76,477
Retained earnings	205,530	196,480
Total Marten Transport, Ltd. stockholders’ equity	283,193	273,176
Noncontrolling interest	1,947	1,731
Total stockholders’ equity	285,140	274,907
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$437,780	$414,838

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2010	2009	2010	2009

OPERATING REVENUE	$125,862	$125,804	$251,674	$247,759

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	31,984	35,759	64,386	71,861
Purchased transportation	26,346	25,933	54,105	48,685
Fuel and fuel taxes	28,167	24,272	55,760	46,138
Supplies and maintenance	8,597	9,558	17,607	19,376
Depreciation	12,612	13,386	25,649	26,819
Operating taxes and licenses	1,574	1,702	3,079	3,378
Insurance and claims	3,984	4,678	7,836	10,199
Communications and utilities	1,054	1,002	1,867	2,067
Gain on disposition of revenue equipment	(429)	(528)	(628)	(999)
Other	2,780	2,539	5,786	5,481

Total operating expenses	116,669	118,301	235,447	233,005

OPERATING INCOME	9,193	7,503	16,227	14,754

NET INTEREST EXPENSE (INCOME)	26	4	(80)	35

INCOME BEFORE INCOME TAXES	9,167	7,499	16,307	14,719
Less: Income before income taxes attributable to noncontrolling interest	1	145	57	261

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	9,166	7,354	16,250	14,458

PROVISION FOR INCOME TAXES	4,008	2,877	7,200	5,928

NET INCOME	$5,158	$4,477	$9,050	$8,530

BASIC EARNINGS PER COMMON SHARE	$0.24	$0.20	$0.41	$0.39

DILUTED EARNINGS PER COMMON SHARE	$0.23	$0.20	$0.41	$0.39

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$80,566	$87,969	$(7,403)	(8.4)%
Truckload fuel surcharge revenue	16,825	11,286	5,539	49.1
Total Truckload revenue	97,391	99,255	(1,864)	(1.9)

Logistics revenue, net of intermodal fuel surcharge revenue	26,337	25,225	1,112	4.4
Intermodal fuel surcharge revenue	2,134	1,324	810	61.2
Total Logistics revenue	28,471	26,549	1,922	7.2

Total operating revenue	$125,862	$125,804	$58	—%

Operating income:
Truckload	$8,208	$5,697	$2,511	44.1%
Logistics	985	1,806	(821)	(45.5)
Total operating income	$9,193	$7,503	$1,690	22.5%

Operating ratio:
Truckload	91.6%	94.3%		(2.9)%
Logistics	96.5	93.2		3.5
Consolidated operating ratio	92.7%	94.0%		(1.4)%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2010	2009	2010 vs. 2009	2010 vs. 2009
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$161,486	$176,504	$(15,018)	(8.5)%
Truckload fuel surcharge revenue	32,131	21,123	11,008	52.1
Total Truckload revenue	193,617	197,627	(4,010)	(2.0)

Logistics revenue, net of intermodal fuel surcharge revenue	53,907	47,875	6,032	12.6
Intermodal fuel surcharge revenue	4,150	2,257	1,893	83.9
Total Logistics revenue	58,057	50,132	7,925	15.8

Total operating revenue	$251,674	$247,759	$3,915	1.6%

Operating income:
Truckload	$13,433	$11,530	$1,903	16.5%
Logistics	2,794	3,224	(430)	(13.3)
Total operating income	$16,227	$14,754	$1,473	10.0%

Operating ratio:
Truckload	93.1%	94.2%		(1.2)%
Logistics	95.2	93.6		1.7
Consolidated operating ratio	93.6%	94.0%		(0.4)%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Truckload Segment:
Total Truckload revenue (in thousands)	$97,391	$99,255	$193,617	$197,627
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$2,971	$2,838	$2,891	$2,863
Average tractors(1)	2,086	2,384	2,160	2,385
Average miles per trip	657	796	673	810
Non-revenue miles percentage(2)	9.2%	9.3%	9.2%	9.1%
Total miles – company-employed drivers (in thousands)	47,763	52,557	96,707	104,669
Total miles – independent contractors (in thousands)	3,847	6,045	8,347	11,988

Logistics Segment:
Total Logistics revenue (in thousands)	$28,471	$26,549	$58,057	$50,132
Brokerage:
Marten Transport
Revenue (in thousands)	$9,271	$8,072	$19,664	$15,321
Loads	5,193	4,298	10,795	8,152
MWL
Revenue (in thousands)	$7,968	$7,787	$16,136	$14,992
Loads	4,690	5,067	8,969	8,819
Intermodal:
Revenue (in thousands)	$11,232	$10,690	$22,257	$19,819
Loads	4,746	4,656	9,423	8,309
Average tractors	65	64	63	59

At June 30, 2010 and June 30, 2009:
Total tractors(1)	2,066	2,492
Average age of company tractors (in years)	2.2	2.3
Total trailers	3,853	4,142
Average age of company trailers (in years)	3.3	3.3
Ratio of trailers to tractors(1)	1.9	1.7

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2010	2009	2010	2009

Net cash provided by operating activities	$5,291	$15,262	$23,968	$42,612
Net cash used for investing activities	10,421	8,818	37,487	35,299

Weighted average shares outstanding:
Basic	21,929	21,871	21,913	21,855
Diluted	22,033	21,993	22,012	21,978

(1)          Includes tractors driven by both company-employed drivers and independent contractors.  Independent contractors provided 117 and 221 tractors as of June 30, 2010, and 2009, respectively.

(2)          Represents the percentage of miles for which the company is not compensated.